Regency Energy Partners Completes Expansion of
Logansport Gathering System in Haynesville Shale

DALLAS, August 4, 2010 – Regency Energy Partners LP (Nasdaq: RGNC) (“Regency”), announced today it has completed the Phase I and Phase II expansions of its Logansport Gathering System located in the Haynesville Shale in north Louisiana (“Logansport Expansions”). The Logansport Expansions, which add an incremental 485 MMcf/d of gathering capacity to Regency’s existing system, went into service on August 3, 2010.

“The Logansport Expansions provide producers in DeSoto Parish, Louisiana and Shelby County, Texas, with additional takeaway options for the rapidly-growing production around the Haynesville Shale,” said Byron Kelley, president and chief executive officer of Regency.  “The Logansport Expansions, which were completed under budget, are expected to contribute fee-based cash flows to our business and further strengthen Regency’s position in the Haynesville Shale.”

The Logansport Expansions increase the total gathering capacity of the Logansport Gathering System to approximately 710 MMcf/d by adding approximately 28 miles of gathering pipeline, ranging from 10 to 24 inches in diameter. The Logansport Expansions also included the construction of a 300 MMcf/d amine treating plant, as well as compression and dehydration facilities.

In addition, the Logansport Expansions will add approximately 435 MMcf/d of incremental interconnect delivery capacity to Regency’s existing system and will deliver gas gathered by the Logansport Gathering System to a 300 MMcf/d interconnect with CenterPoint Energy Gas Transmission’s Line CP.

Certain matters discussed in this press release include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. Additional risks include, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership's ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership's transactions, changes in commodity prices, interest rates, and demand for the Partnership's services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency's general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:
Shannon Ming
Regency Energy Partners
Vice President, Corporate Finance Support & Investor Relations
214-840-5477
ir@regencygas.com

Media Relations:
Lauren Griffin
HCK2 Partners
972-743-8709
lauren.griffin@hck2.com